                              HILLS STORES COMPANY

                      ------------------------------------

                          12 1/2% Senior Notes Due 2003

                      ------------------------------------


                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of December 24, 1998

                                       to

                                    INDENTURE

                           Dated as of April 19, 1996

                      ------------------------------------


                      STATE STREET BANK AND TRUST COMPANY,

                                   as Trustee

                          FIRST SUPPLEMENTAL INDENTURE

                          ----------------------------

                              HILLS STORES COMPANY

                  STATE STREET BANK AND TRUST COMPANY, Trustee

                          Dated as of December 24, 1998

                        --------------------------------

                  First Supplemental Indenture, dated as of December 24, 1998 among Hills Stores Company, a Delaware corporation (the "Company"), Hills Department Store Company, a Delaware corporation, Canton Advertising, Inc., a Massachusetts corporation, Corporate Vision, Inc., a Massachusetts corporation, HDS Transport, Inc., an Ohio corporation, and Hills Distributing Company, a Delaware corporation (collectively, the "Guarantors"), as guarantors, and State Street Bank and Trust Company, successor to Fleet National Bank, as Trustee (the "Trustee"), to the Indenture, dated as of April 19, 1996 among the Company, the Guarantors, and the Trustee (the "Indenture") relating to the 12 1/2% Senior Notes due 2003 of the Company (the "Notes"). Capitalized terms used herein and not defined herein have the meanings set forth in the Indenture.

                  WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of November 12, 1998 (the "Merger Agreement"), among Ames Department Stores, Inc. ("Ames"), HSC Acquisition Corp. ("Purchaser") and the Company, Purchaser has caused to be delivered to the holders of the Notes an offer to purchase the Notes and solicited the consent of such holders to the amendments of the Indenture set forth herein (such offer to purchase and consent solicitation being collectively referred to as the "Note Tender Offer"); and

                  WHEREAS, Section 9.02 of the Indenture authorizes the Company, the Guarantors and the Trustee to amend certain of the provisions of the Indenture with the consent of the holders of at least a majority in principal amount of the Notes outstanding; and

                  WHEREAS, Section 9.02 of the Indenture authorizes the Company, the Guarantors and the Trustee to amend Sections 4.10 and 4.14 of the Indenture with the consent of the holders of at least 66 2/3% in principal amount of the Notes outstanding; and

                  WHEREAS, the holders of more than 66 2/3% in principal amount of the Notes outstanding have consented to all of the amendments set forth herein; and

                  WHEREAS, the Board of Directors of the Company and each of the Guarantors has duly adopted resolutions authorizing the Company and the Guarantors, respectively, to execute and deliver this Supplemental Indenture;

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

         1.       Amendment of Indenture.

                  (a) The following defined terms and the definitions thereof in
Section 1.01 of the Indenture are deleted in their entirety: "Acquired Debt," "Asset Sale," "Attributable Debt," "Borrowing Base," "Capital Lease Obligation," "Cash Equivalents," "Change of Control," "Consolidated Cash Flow," "Consolidated Net Income," "Equity Interests," "Existing Indebtedness," "Fixed Charges," "Fixed Charge Coverage Ratio," "Hedging Obligations," "Indebtedness," "Investments," "Lien," "Net Income," "Net Proceeds," "Permitted Investments," "Permitted Liens," "Permitted Refinancing Debt," "Restricted Investment," "Revolving Credit Facility," "Total Assets" and "Weighted Average Life to Maturity."

                  (b) The following references to defined terms and the definitions thereof set forth in Section 1.02 of the Indenture are deleted in their entirety: "Affiliate Transaction," "Asset Sale Offer," "Change of Control Offer," "Change of Control Payment," "Change of Control Payment Date," "Excess Proceeds," "incur," "Offer Amount," "Offer Period," "Purchase Date," "Purchase Money Debt" and "Restricted Payments."

                  (c) The definition of "Consolidated Net Worth" in Section 1.01 of the Indenture is amended in its entirety to read as follows:

                           "Consolidated Net Worth" means, with respect to any
                  Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, and (y) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                  (d) Subsection (c) of Section 6.01 of the Indenture is deleted in its entirety and replaced by the following:

                           (c)      [Text Intentionally Deleted]

                  (e) Sections 3.10, 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12,
4.14, 4.15, 4.16 and 4.18 of the Indenture are deleted in their entirety and replaced by the following:

                  Section 3.10.  [Text Intentionally Deleted]

                  Section 4.03.  [Text Intentionally Deleted]

                  Section 4.07.  [Text Intentionally Deleted]

                  Section 4.08.  [Text Intentionally Deleted]

                  Section 4.09.  [Text Intentionally Deleted]

                  Section 4.10.  [Text Intentionally Deleted]

                  Section 4.11.  [Text Intentionally Deleted]

                  Section 4.12.  [Text Intentionally Deleted]

                  Section 4.14.  [Text Intentionally Deleted]

                  Section 4.15.  [Text Intentionally Deleted]

                  Section 4.16.  [Text Intentionally Deleted]

                  Section 4.18.  [Text Intentionally Deleted]

                  (f) Section 5.01 of the Indenture is amended in its entirety to read as follows:

                           Section 5.01. MERGER, CONSOLIDATION, OR SALE OF
                  ASSETS. (a) The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
                  (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction.

                           (b) No Guarantor shall consolidate with or merge with
                  or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and this Indenture and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; provided that clause (ii) above shall not apply with respect to a merger of one Guarantor with and into another Guarantor.

                           (c) In the event of a sale or other disposition of
                  all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee.

                           (d) The Company or the Guarantor, as the case may be,
                  shall deliver to the Trustee prior to the consummation of the proposed transaction pursuant to the foregoing paragraphs (a) and (b) an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

                  (g) Section 10.06 of the Indenture is amended in its entirety to read as follows:

                           Section 10.06. RELEASES FOLLOWING SALE OF ASSETS.
                  Subject to Section 7.07 hereof, concurrently with any sale of assets (including, if applicable, all of the capital stock of any Guarantor) any liens in favor of the Trustee in the assets sold thereby shall be released. In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor in accordance with the provisions of this Indenture) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor), shall be released and relieved of its obligations under its Subsidiary Guarantee or
                  Section 10.03 hereof, as the case may be. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10. The release of any Guarantor pursuant to this Section shall be effective whether or not such release shall be noted on any Note then outstanding or thereafter authenticated and delivered.

                  2. Confirmation. Except as expressly amended hereby, all of the provisions of the Indenture and all guarantees thereof are in all respects ratified and confirmed, and nothing herein shall affect the validity or enforceability of the Indenture, as amended hereby, or of any guarantees thereof.

                  3. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

                  4. Effectiveness. This Supplemental Indenture shall become effective immediately upon (i) the execution and delivery hereof by the Company, the Guarantors and the Trustee, (ii) the execution and delivery to the Trustee by the Company of an Officer's Certificate and an opinion of counsel, in form and substance acceptable to the Trustee, and (iii) the execution and delivery to the Trustee by the Purchaser of an Officer's Certificate confirming that consents to the amendments set forth herein from at least 66 2/3% of the outstanding principal amount of the Notes have been delivered and have not been withdrawn or revoked; provided however, that Article One shall not become operative unless and until the Trustee receives an Officer's Certificate from the Purchaser confirming that (i) the Minimum Note Condition (as defined in the Merger Agreement) has been satisfied or waived as provided in the Merger Agreement, (ii) all other conditions to the Note Tender Offer set forth in Annex B to the Merger Agreement have been satisfied or waived by Ames and Purchaser and (iii) Purchaser has accepted for purchase all Notes validly tendered pursuant to the Note Tender Offer. In the event of any termination of the Note Tender Offer prior to such acceptance for payment, Article One of this Supplemental Indenture shall be null and void and of no force or effect.

                  5. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.

                  IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date and year above first written.

                             HILLS STORES COMPANY

                             By: /s/ Chaim Edelstein
                                 --------------------------------------------
                                 Name: Chaim Edelstein
                                 Title: Chairman and CEO

                             HILLS DEPARTMENT STORE COMPANY

                             By: /s/ William K. Friend
                                 --------------------------------------------
                                 Name: William K. Friend
                                 Title: Sr. Vice President-Secretary

                             CANTON ADVERTISING, INC.

                             By: /s/ William K. Friend
                                 --------------------------------------------
                                 Name: William K. Friend
                                 Title: Vice President-Secretary/Clerk

                             CORPORATE VISION, INC.

                             By: /s/ William K. Friend
                                 --------------------------------------------
                                 Name: William K. Friend
                                 Title: Vice President-Secretary/Clerk

                             HDS TRANSPORT, INC.

                             By: /s/ William K. Friend
                                 --------------------------------------------
                                 Name: William K. Friend
                                 Title: Vice President-Secretary

                             HILLS DISTRIBUTING COMPANY

                             By: /s/ William K. Friend
                                 --------------------------------------------
                                 Name: William K. Friend
                                 Title: Vice President-Secretary

                             STATE STREET BANK AND TRUST COMPANY, as Trustee

                             By: /s/ Robert C. Butzier
                                 --------------------------------------------
                                 Name: Robert C. Butzier
                                 Title: Vice President